Exhibit 99.1

Sharplink Reports Full Year 2025 Financial and Operating Results

Disciplined Staking and Yield Operations Leads to Highest Institutional Ownership Among ETH Treasury Companies

Leadership to Host Conference Call This Morning at 8:30 AM ET

MIAMI, FL — March 9, 2026 — Sharplink, Inc. (Nasdaq: SBET) (“Sharplink” or the “Company”), one of the world’s largest corporate holders of Ether (“ETH”) and prominent industry advocate of Ethereum adoption, today reported financial and operating results for the full year ended December 31, 2025.

“2025 was a defining year for Sharplink,” stated Joseph Chalom, Chief Executive Officer. “We completed our strategic transformation into an institutional-grade Ethereum treasury platform, raised approximately $3.2 billion in capital, accumulated 868,6991 in total ETH holdings to date, and built an internally managed treasury model designed to compound ETH per share over time. While short-term market volatility impacted GAAP financial results, our strategy is designed to excel through cycles. Our mandate is simple: increase ETH per share responsibly and maximize the productivity of our treasury through time.”

2025 Highlights

Balance Sheet and Income Statement

●	Ended the year with $28.5 million in cash and $1.9 million in USDC stablecoins.
●	Total 2025 revenue was $28.1 million versus $3.7 million for the year ended December 31, 2024.
●	Q4 2025 staking revenue climbed to $15.3 million – up nearly 50% from $10.3 million in Q3 2025.
●	Net loss totaled $734.6 million as compared to net income of $10.1 million in 2024, due largely to unrealized losses and impairments offset by net realized gains.

○	Unrealized loss: $616.2 million due to ETH market conditions in the latter half of 2025.
○	LsETH impairment charge: $140.2 million.
○	Net realized gain: $55.2 million from ETH-to-LsETH conversions and redemptions.

Unrealized losses and impairment charges reflect GAAP accounting treatment and do not represent realized economic losses on ETH holdings nor reduce the number of ETH held by the Company.

Operational Achievements

●	Formally launched ETH-centered treasury strategy on June 2, 2025, establishing ETH treasury management as a dedicated operating segment.
●	Became the world’s second largest publicly-traded holder of ETH as of March 6, 2026.
●	Doubled ETH per share (“ETH Concentration”)[2] from 2.0 to 4.01.
●	As of December 31, 2025, held 864,597[4] ETH.
●	Since June 2025, Sharplink has generated 14,516[3] ETH in total staking rewards through both native and liquid staking programs.
●	Built internal investment team to manage Sharplink’s treasury activities in-house to enhance risk management, minimize external management fees and preserve economics for stockholders.
●	Increased institutional ownership of common stock from approximately 6% to 46% as of December 31, 2025.

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Joseph Lubin, Sharplink Chairman, Founder and CEO of Consensys and Co-Founder of Ethereum, added, “The institutional adoption supercycle that the industry has been discussing for years accelerated in 2025 with global financial institutions launching stablecoins, tokenized real world assets and DeFi solutions directly in the Ethereum ecosystem. As the world grows increasingly complicated, the need and demand for the Ethereum platform’s ability to provide objective trust and guaranteed execution of transactions, agreements and processes is poised to accelerate growth in 2026 and beyond. As a consequence, institutions are expected to continue choosing Ethereum’s decentralized trust, reliability, security and unparalleled liquidity; and Sharplink intends to remain uniquely positioned to serve as the bridge between traditional public markets and the Ethereum opportunity.”

2026 Strategy

Management reiterated that Sharplink’s key objectives are to:

●	Further compound ETH per share through disciplined capital formation and allocation;
●	Generate yield above native staking rates through institutional-grade treasury management;
●	Expand partnership opportunities within the Ethereum ecosystem;
●	Maintain strong governance, custody and compliance standards; and
●	Continue building a pure-play, shareholder-aligned ETH treasury company.

In closing, Chalom added, “Crypto markets move in cycles, but our strategy is consistent and designed to endure. By prioritizing ETH productivity and institutional governance, we have built a platform that can perform in both strong and challenging markets. We remain focused on execution, transparency and delivering long-term value to our stockholders. As 2026 unfolds, Sharplink will continue to broaden sophisticated staking and yield activities, deepen partnerships in the Ethereum ecosystem and capitalize on opportunities to grow ETH per share.”

1 Total ETH holdings held as of March 1, 2026 were comprised of 604,618 native ETH, 208,893 ETH as-if redeemed from LsETH and 55,188 ETH as-if redeemed from WeETH.

2 To enhance transparency into the Company’s yield performance, Sharplink tracks a reporting metric called “ETH Concentration,” which is also referred to as “ETH per share.” This metric is calculated by dividing the number of ETH, including the as-if redeemed LsETH, Sharplink holds by each 1,000 assumed diluted shares issued and outstanding (“Assumed Diluted Shares Outstanding”). Assumed Diluted Shares Outstanding represents the sum of (i) Sharplink’s actual shares of common stock issued and outstanding as of the end of each reporting period, inclusive of disclosed ATM sales, plus (ii) the additional shares that would be issued upon the assumed exercise or settlement of all outstanding warrants, pre-funded warrants, stock option awards, and restricted stock units. Notably, Assumed Diluted Shares Outstanding is not calculated using the treasury stock method. It does not account for equity award vesting conditions, stock option exercise prices, or contractual restrictions limiting the convertibility of debt instruments. Additionally, it excludes any assumed share repurchases that would ordinarily be considered under the treasury stock method. Cash-converted basis assumes full cash deployment into ETH at week-ending closing price.

3 As of March 1, 2026, total staking rewards of 14,516 as if redeemed, were comprised of approximately 66% native staking, 33% liquid staking and 1% liquid re-staking rewards.

4 Total ETH holdings as of December 31, 2025, were comprised of 640,026 native ETH and 224,571 ETH as-if redeemed from LsETH.

Conference Call Details

Sharplink’s executive team will host a conference call followed by a question-and-answer period this morning, Monday, March 9, 2026, beginning at 8:30 AM ET. Please use one of the following methods to access the call:

●	Date: Monday, March 9, 2026
●	Time: 8:30 A.M. Eastern Time
●	Toll-free dial-in number: (877) 407-2988
●	International dial-in number: (201) 389-0923
●	Webcast: Sharplink’s FY 2025 Earnings Call

Participants can also access the Company’s earnings call using the call me option here for instant telephone access to the event, which will be active 15 minutes before the scheduled start time.

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A telephonic replay will be available approximately three hours after the conference call concludes through Monday, March 23, 2026.

●	Toll-free replay number: (877) 660-6853
●	International replay number: (201) 612-7415
●	Replay ID: 13758052

A link to the live webcast and replay will also be available at https://www.sharplink.com/investors.

For more detailed information, please refer to the Annual Report on Form 10-K for the full year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission, and accessible at www.sec.gov or on SharpLink’s website found at www.sharplink.com.

About Sharplink, Inc.

Sharplink is a leading institutional-grade Ethereum treasury platform designed to give public market investors smarter, more productive exposure to ETH. Ethereum underpins the majority of global stablecoin, tokenized real-world assets and decentralized finance settlement, making ETH a unique native yield generation and long-term network growth opportunity. In addition to its Ethereum treasury platform, Sharplink operates an online affiliate marketing business. Sharplink was founded in 2019 and is headquartered in Miami, Florida. Learn more at www.sharplink.com.

Forward-Looking Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and these forward-looking statements are subject to various risks and uncertainties. Such statements include, but are not limited to, goals and expectations regarding the Company’s strategy and potential partnerships, and other statements accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words, but the absence of these words does not mean that a statement is not forward-looking. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to repurchase additional shares of Sharplink’s common stock through its stock repurchase program, potential use of the Company’s ATM facility, the Company’s ability to achieve profitable operations, fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting (see accounting rules discussed below), government regulation of cryptocurrencies and online betting, changes in securities laws or regulations, customer acceptance of new products and services, the demand for its products and its customers’ economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of the Company, changes in applicable laws or regulations, and its competitors, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the SEC. Under U.S. generally accepted accounting principles (“GAAP”), entities are generally required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the balance sheet and income statement results. Additionally, for other certain types of crypto assets, the Company uses the historical costs less impairment model. This model may require the Company to record an associated impairment charge reflected in net income as a result of a decrease in the market price of the crypto assets below the cost value at which the Company’s crypto assets are carried on its balance sheet. In addition, certain metrics in this release, including “ETH Concentration,” “ETH per share” and “Assumed Diluted Shares Outstanding,” are non-GAAP measures and should not be considered substitutes for GAAP financial measures. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company does not undertake any responsibility to update the forward-looking statements in this press release.

CONTACT:

Sharplink’s Investor Relations Contact:

Sean Mansouri, CFA or Aaron D’Souza | Elevate IR

Phone: (720) 330-2829

Email: ir@sharplink.com

Sharplink’s Media Contact:

Email: media@sharplink.com

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